Exhibit 10.1.k


                           AMENDMENT 3
                               TO
                            KLT INC.
                   INCENTIVE COMPENSATION PLAN


      This Amendment 3 to KLT Inc. Incentive Compensation Plan is made and adopted by the Board of Directors of KLT Inc. (the "Corporation"), acting by and through its disinterested directors, as of December 26, 2001, but shall be effective upon the obtaining of written consent of the Participants holding, in aggregate, a majority of the percentage of the Pool heretofore allocated under the Plan.

       WHEREAS, the Board of Directors of the Corporation established and adopted a certain Incentive Compensation Plan dated as of March 14, 2000, as amended by Amendment 1 dated as of November 16, 2000, and by Amendment 2 dated as of January 25, 2001 (as so amended, the "Plan");

      WHEREAS, Amendment 2 to the Plan was intended only to replace paragraphs (i) and (ii) of Section 5.b. with two new paragraphs;

      WHEREAS, the Board of Directors of the Corporation has determined that in the event that DTI Holdings, Inc., Digital
Teleport, Inc. and/or Digital Teleport of Virginia, Inc. (collectively, the "DTI Entities") file a petition for reorganization under the federal Bankruptcy Code, that such bankruptcy filing would be a Realization Event for the DTI Entities as contemplated by, among other things, clause (iv) of
Section 3.e. of the Plan;

      WHEREAS, notwithstanding the foregoing, however, the Board of Directors of the Corporation has determined to clarify the events that result in a Realization Event; and

     WHEREAS, it is in the interest of the Corporation, and consistent with the overall purpose of the Plan to induce participants to continue employment with the Corporation, to further amend the Plan, as set forth below.

     THEREFORE, the Plan is amended as follows:

      1. The introductory clause to Section 1 of Amendment 2 to the Plan hereby is amended and restated to read in its entirety as follows:

     Paragraphs (i) and (ii) of Section 5.b of the Plan hereby are amended and restated to read in their entirety as follows:

     2. Section 3.e. of the Plan hereby is amended and restated to read in its entirety as follows:

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            e.    The  Amount  Realized  for  each  Affiliate  or
     Corporation will be determined upon the occurrence of a Realization Event. A Realization Event shall be deemed to occur upon the earliest to occur of the following events:

                (i)   an  initial public offering (an  "IPO")  of
          common stock of the Corporation or an Affiliate;
                (ii) the sale of twenty percent (20%) or more  of
          the fully diluted capital stock or other equity securities in the Corporation or an Affiliate;
                 (iii) a merger or consolidation of the Corporation or an Affiliate in which the Corporation is not the survivor or the controlling shareholder of the resulting entity;
                (iv) a sale, disposition or other transfer of all
          or  substantially all of the assets of the  Corporation
          or an Affiliate;
                 (v) a liquidation or dissolution of the Corporation or an Affiliate;
                (vi)  the  Corporation or an Affiliate shall  (a)
          have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this clause (vi), or (f) fail to contest in good faith any appointment or proceeding described in clause (vii) of this Section 3.e.;
                (vii)      Without the application,  approval  or
          consent of the Corporation or an Affiliate, as the case may be, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Corporation or an Affiliate, or any substantial portion of its property, or a proceeding described in clause (vi)(d) of this Section 3.e. shall be instituted against the Corporation or an Affiliate, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;
                (viii)     a  portion  of  the  property  of  the
          Corporation or an Affiliate becomes impaired under generally accepted accounting principles giving rise to a write-down of the book value of such property; and
                 (ix) the expiration of three years after implementation of the Plan, in the case of Affiliates initially included in Exhibit A, and three years after the Corporation's initial capital investment in an Affiliate which is subsequently included in Exhibit A.

      3.    Except  as  expressly amended above,  the  terms  and
conditions  of  the Plan remain in full force  and  effect.   All
capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

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      4.    This  Amendment 3 shall be effective for all purposes
from and after December 26, 2001, upon the obtaining of written consent of the Participants holding, in aggregate, a majority of the percentage of the Pool heretofore allocated under the Plan.

      IN WITNESS WHEREOF, the Corporation has executed this Amendment 3 as of the date first above written.

                                        KLT INC.

                                        By:  /s/ Gregory J. Orman
                                             Gregory J. Orman
                                             President and CEO
Attest:

/s/ David J. Haydon
Corporate Secretary

Consented   and  agreed  to  by  the  Participants  holding,   in
aggregate, a majority of the percentage of the Pool heretofore allocated under the Plan.


/s/ Gregory J. Orman                    /s/ Mark R. Schroeder
Gregory J. Orman                        Mark R. Schroeder


/s/ John J. Grossi                     /s/ James A. Mitchell
John J. Grossi                         James A. Mitchell


/s/ Charles W. Schellhorn             /s/ Andrew V. Johnson
Charles W. Schellhorn                 Andrew V. Johnson

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